                                                                    EXHIBIT 10.1

                       BERNSTEIN MANAGEMENT CORPORATION

        5301 Wisconsin Avenue, N.W., Suite 600, Washington, D.C. 20015

                               COMMERCIAL LEASE


     THIS LEASE AGREEMENT made this 22nd day of December, 1997, by and between Columbia Realty Venture, a District of Columbia Limited Partnership, hereinafter
-----------------------                                              -----------
referred to as "Landlord," and National Capital Reciprocal Insurance Company,
----------------------------------------------------------------------------
Inc., a District of Columbia Corporation hereinafter referred to as "Tenant,"
----------------------------------------
and Bernstein Management Corporation, hereinafter referred to as "Agent."

     WITNESSETH, that for and in consideration of the rent hereafter reserved, and the covenants contained herein, the parties hereby agree as follows:

1.   LEASE PREMISES.

     Landlord hereby leases to Tenant and Tenant hereby leases from Landlord for the term, at the rental and upon the conditions set forth herein, those certain premises described on EXHIBIT A attached hereto (the "Premises") located at that certain building known as 1115 30th Streets, NW, Washington, D.C. 20007 (the
                          ---------------------------------------------
"Building"). The Building is part of a project commonly known as Georgetown Place located at 1105-1115 30th Street, N.W., Washington, D.C., consisting of the real property described on EXHIBIT A-1 together with the Building and other improvements thereon, owned by Landlord (collectively the "Property"). The Premises do not include exterior faces of exterior walls and exterior window glass; anything beyond the interior face of demising walls; and pipes, ducts, conduits, wires and fixtures serving other parts of the Building, except for Tenant-specific pipes, ducts, conduits, wires and fixtures, and measurement will be based on the GWCAR standard of measurement dated June 13, 1995. Tenant may use the Common Areas in common with other tenants. The Common Areas include the Building's common lobbies, corridors, stairways, and elevators, the common walkways and driveways necessary for access to the Building, the common toilets, corridors and elevator lobbies of any multi-tenant floor, the parking area for the Building, off-street loading areas, truck accessways and other facilities which serve the Building. All use of the Common Areas shall be only upon the terms reasonably set forth at any time by Landlord.

2.   TERM AND POSSESSION.

     2.1  Term. The term of this Lease shall be for ten (10) years, commencing
                                                    ---
on the sooner of occupancy or the 15th day of April, 1998, or such later date as
                                              -----  ----
provided herein (the "Commencement Date"), and ending on the 30th day of April,
                                                                         -----
2008.
----

     2.2 Possession. Landlord shall reasonably attempt to have Premises ready for occupancy on the date of commencement. If Landlord should be unable to give possession of Premises on the date of commencement of the term hereof for any reason, Landlord shall not be subject to any liability for failure to give possession on said date. Should tender of possession of the premises be later or earlier than the beginning date named, then, and in that event, the term shall not be adjusted and the ending date of this Lease shall remain as stated in
Section 2.1. Except as provided in 2.3 below, permission is given to the Tenant to enter into possession of the Premises, or to occupy space other than the Premises prior to the date specified as the commencement of the term of this Lease, Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants and conditions of the provisions of this Lease, and that the rent shall commence from and after such date. Notwithstanding the foregoing, the rent obligation shall commence even if Premises are not ready for occupation if due to the action, inaction or delay of Tenant, its agents or employees.

     2.3 Early Possession for Tenant Fit-Up. Tenant shall be given access to the Premises by January 15, 1998 for the purpose of building out the Premises,
                ----------------
installing special equipment, telephone equipment, etc. Tenant shall indemnify Landlord for damage to the Building and shall present Landlord with satisfactory certificates of insurance. If for any reason Tenant has not been given access to the Premises for the purposes of this section by January 15, 1998, the Commencement Date shall be postponed by one day for each day of delay, and furthermore, if Tenant has not been given access to the Premises for the purposes of this section by February 28, 1998, Tenant may, at its option, terminate this Lease without further obligation to Landlord.

3.   RENT.

     3.1 Basic Monthly Rent. Upon Tenant's execution of the Lease, Tenant shall prepay the first month's rent in an amount equal to one full month of Basic Monthly Rent. Thereafter, Tenant shall pay to Landlord for the Premises the Basic Monthly Rent without deduction or demand or set off whatsoever, in advance on the first day of each calendar month during the term hereof, to and at the office of Bernstein Management Corporation, 5301 Wisconsin Avenue, N.W., Suite 600, Washington, D.C., 20015, or at such other place as Landlord may from time to time designate to Tenant in writing. In addition to the Basic Monthly Rent, Tenant shall pay all Additional Rent, Rental Adjustments and other amounts payable hereunder provided herein, each without set-off, deduction, offset or counterclaim. Except as specified elsewhere in this Lease, Additional Rent shall be paid by Tenant with the next monthly installment of Basic Monthly Rent falling due. Rent checks shall be made payable to Bernstein Management Corporation. Should the term of this Lease commence on a day other than the first of a calendar month, the parties agree that rental for the first month in which rent is due shall be pro-rated and rent for the remaining months shall be due and payable on the first of the month as provided above. The Basic Monthly Rent is payable monthly as follows:

                                   Office Space
                                   Floors 1-3   4th Floor    Lower Level  Total Basic
                                   16,376 RSF    785 RSF       995 RSF    Monthly Rent
                                   ----------  ------------  -----------  ------------
April 15, 1998 - April 30, 1998      $16,376      $  605        $  580       $17,561
May 1, 1998 - April 30, 1999         $32,752      $1,210        $1,161       $35,123

The Basic Monthly Rent shall increase by two percent (2%)upon May 1st of each lease year thereafter, except for the beginning of the sixth lease year when the Basic Monthly Rent of the Office

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Space (Floors 1-3) and Fourth Floor Space shall increase by $2.00 per rentable square foot as detailed on EXHIBIT A attached.

     3.2  Additional Rent.

     3.2.1 Tenant shall pay Landlord, as Additional Rent, Tenant's Share (as hereinafter defined) of any increase in Landlord's Costs (as hereinafter defined) above the Base Costs (as hereinafter defined).

     3.2.2  For purposes of this Lease:

            (i) "Tenant's Share" shall consist of Tenant's Separate Services and Tenant's Pro Rata Share of Landlord's Costs in excess of Base Costs.

            (ii) "Tenant's Separate Services" shall mean all Operating Expenses which are attributable solely to Tenant's use and occupancy of the Premises, such as the cost of electricity consumed in the Premises as measured by sub-meters, special janitorial services or other services provided by Landlord at Tenant's request. Normal electric consumption shall be included in Base Costs (as hereinafter defined).

            (iii)   "Tenant's Pro Rata Share" shall mean 16.114%, representing
                                                         -------
the ratio that the rentable area of the Premises ( 17,838 square feet) bears to
                                                   ------
the total rentable area in the Property (110,699 square feet).

            (iv) "Landlord's Costs" shall mean Taxes and Assessments and Operating Expenses.

            (v) "Taxes and Assessments" shall mean all taxes and assessments and governmental charges (including personal property and real estate taxes), whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing the Property or by others subsequently created, and any other taxes and assessments (including franchise taxes) attributable to the Property or its operation, whether or not directly paid by Landlord, excluding, however, federal and state taxes on income, unless such income taxes replace real estate taxes. The Tenant shall be responsible for ad valorem taxes on its personal property.

            (vi) "Operating Expenses" shall mean all of the costs and expenses incurred in operating and maintaining the Property, as determined by Landlord in accordance with accounting practices consistently applied, whether paid to employees of Landlord or independent contractors engaged by Landlord, and shall include the following costs by way of illustration, but not limitation: water and sewer charges, insurance premiums, utilities, janitorial services, labor, including direct labor overhead, air conditioning and heating, landscaping, elevator maintenance, supplies, costs and upkeep of all parking and common areas, supply and cleaning of uniforms and work clothes, security of the Property, fees incurred for the management of the Property including legal, inspection,

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consultation and accounting fees, and a property management fee equal to the generally prevailing market rate in arm's length transactions consistent with the type of occupancy and the services rendered. Operating Expenses shall not include depreciation of the buildings of which the Premises are a part or equipment therein, loan payments, executive salaries and any brokerage commissions but shall include amortization, with reasonable interest, of capital items which reduce Operating Expenses or are required by governmental authority.

            (vii) "Base Costs" shall mean Landlord's Costs incurred for or attributable to the 1998 calendar year.
                       -

            (viii)  Beginning May 1 , 1992, and continuing for each subsequent
                              -----
calendar year or portion thereof during the Term, Landlord's Costs shall be passed through to Tenant based on the actual increase over Base Costs.

     3.2.3 Landlord's Statement. Landlord shall endeavor to give to Tenant on or before the first (1st) day of April of each year a statement of the increase in the Additional Rent payable by Tenant hereunder, but failure by Landlord to give such statement by said date shall not constitute a waiver by Landlord of its right to require an increase in the Additional Rent. Such statement shall be in reasonable detail. Upon receipt of the statement Tenant shall pay the total amount of the increase relating to the period prior to the date of the statement in full. For the then current year, an amount equal to one hundred five percent (105%) of any such increase shall be used as an estimate for said current year and this amount shall be divided into twelve (12) equal monthly installments and Tenant shall pay to Landlord concurrently with the regular Basic Monthly Rent payment next due following the receipt of such statement, an amount equal to one
(1) monthly installment multiplied by the number of months from January in the calendar year which said statement is submitted to the month of such payment, both months inclusive. Subsequent installments shall be payable concurrently with the regular Basic Monthly Rent payments for the balance of that calendar year and shall continue until the next year's statement is rendered. If the next or any succeeding year results in a greater increase in Landlord's Costs, then upon receipt of a statement from Landlord, Tenant shall pay a lump sum equal to such total increase over the Base Costs, less the total of the monthly installments of estimated increases paid in the previous calendar year for which comparison is then being made; and the estimated monthly installments to be paid for the next year, following said comparison year, shall be adjusted to reflect one hundred five percent (105%) of such increase in the manner set forth above. If in any year Tenant's Share shall be less than the preceding year, then upon receipt of Landlord's statement, any other payments in respect of Landlord's Costs made by Tenant on the monthly installment basis provided above shall be credited toward the next installment of Basic Monthly Rent falling due and the estimated monthly installments of Landlord's Costs to be paid shall be adjusted to reflect such lower Taxes and Assessments and Operating Expenses for the most recent comparison year, but not less than the Base Costs. Upon termination of this Lease, any money owed by one party to the other shall be promptly paid.

     3.2.4 Pro-Rata Calculation. Should this Lease commence or terminate at any time other than the first (1st) day of a calendar year, the cost adjustment referred to in Subsections 3.2.1, 3.2.2 and

3.2.3 shall be calculated for the commencement or termination year on a pro rata basis, based upon the number of calendar days during which Tenant leases the Demised Premises.

     3.2.5 Tenant's Right to Audit. Each statement provided by Landlord pursuant to this Subsection shall be conclusive and binding upon Tenant unless forty-five (45) days after receipt of the statement, Tenant shall notify Landlord that it disputes the correctness of the statement, specifying the respects in which the statement is claimed to be incorrect. If Landlord and Tenant are unable to resolve the dispute, Tenant shall then have the right to request that Landlord provide, at tenant's expense, an audit of its books and records relating to the statement. Pending determination of the dispute, Tenant shall pay within ten (10) days from notice any amounts due from Tenant in accordance with the statement, but such payment shall be without prejudice to Tenant's position. If Landlord's cost shall have been overstated by more than ten percent (10%), Landlord shall reimburse Tenant for the reasonable cost of such audit not to exceed $1,500.

     3.2.6 Adjustments to Costs. Notwithstanding any other provisions herein to the contrary: (i) in the event the Property is not fully occupied during the year, an adjustment shall be made in computing the Landlord's Costs for such year so that the costs shall be computed for such year as though the Property had been fully occupied during such a year; and (ii) the Landlord shall have the right, in its reasonable judgment (and upon reasonable substantiation of such allocation to the Tenant), to allocate Landlord's Costs to the Tenant, or to other tenants of the Property, in a manner which deviates from the exact Tenant's Pro Rata Share, or those of such other tenants, as may be necessary to more accurately reflect accountability for unusual or extra costs resulting from excessive usage, the manner of layout or finishes requiring special maintenance, or the like. The terms of this Subsection shall be solely for the benefit of the Landlord and may not be relied upon nor construed for the benefit of the Tenant, other tenants in the building, or any other person.

     3.3 Late Charge. Tenant hereby recognizes and acknowledges that if rental payments are not received when due, Landlord will suffer damages and additional expenses thereby and Tenant therefore agrees that ten (10) days after Tenant's receipt of written notice from Landlord of such late payment, a late charge equal to five percent (5%) of the Basic Monthly Rent and any additional rent or payments hereunder may be assessed by Landlord or Agent as additional rental. Notwithstanding the above, Landlord shall only need to give Tenant written notice once in any consecutive twelve (12) month period. Furthermore, Landlord or Agent shall have the right to require that rental payments be made by certified or cashier's check, in the event Tenant monetarily defaults once in any twelve-month period.

4.   SECURITY DEPOSIT/LETTER OF CREDIT.

     4.1 Delivery of Security Deposit. Tenant shall deposit with Landlord, upon execution hereof, either (i) a Security Deposit equal to two (2) months rent, equivalent to $70,246.00 or (ii) an irrevocable Letter of Credit in favor of the Landlord for a similar amount, as security for the faithful performance of Tenant's obligation hereunder. At the commencement of the fourth (4th) lease year, provided that this Lease is in full force and effect, and provided that Tenant is not in default under the Lease, Landlord shall reduce the Security Deposit/Letter of Credit to an amount equal to the then one month Basic Monthly Rent plus Additional Rent. This amount shall be held by Landlord for the duration of the Lease Term. If Tenant provides a Security Deposit, Landlord shall place said Security Deposit in an interest bearing account with interest accruing to Tenant. During the Term of this Lease, Landlord shall also have the right to proceed with any other legal or equitable remedies available to it.

     4.2 Use of Security Deposit. The Security Deposit shall be held by Landlord as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease. If any Event of Default exists with respect to any provision of this Lease, Landlord may use, apply or retain all or any portion of the Security Deposit for the payment of any Rent in Default or for the payment of any other sum to which Landlord may become entitled under this Lease or by law by reason of Tenant's default or to compensate Landlord for any direct 1088 or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of the Security Deposit, Tenant shall within ten (10) days after written demand therefor, deposit cash with Landlord in the amount sufficient to restore the Security Deposit to the full amount of the Security Deposit and Tenant's failure to do 80 shall be a material breach of this Lease. The Security Deposit (or so much thereof as has not theretofore been applied by Landlord or returned to Tenant), shall be returned to Tenant within forty-five (45) days after the expiration of the Term and after Tenant has vacated the Premises.

     4.3 Security in Modular Furniture. In order to further secure Tenant's obligations under this Lease, Tenant hereby grants a security interest in the Modular Furniture that Tenant shall purchase for its Premises, as part of the Construction Allowance per Section 7.1 and any and all replacements, substitutions or proceeds thereof. Upon any default under this Lease, in addition to any other remedies Landlord may be entitled, but only after application of the security deposit, Landlord may exercise any rights or remedies to which it may be entitled under the Uniform Commercial Code with respect to such Modular Furniture. Upon Landlord's request Tenant shall execute and deliver to Landlord for filing any and all documents required by Landlord to protect and perfect Landlord's interest in the Modular Furniture. Tenant shall not grant any other lien or encumbrance on the Modular Furniture.

5.   USE.

     The Premises shall be used and occupied by the Tenant only for office use under the business name of National Capital Reciprocal Insurance Company, Inc.
                           --------------------------------------------------

     5.1 Prohibited Uses. Tenant shall not use, or permit the use of, all or any part of the Premises for any disorderly, illegal or hazardous purpose and will not manufacture any commodity therein other than computer software. Tenant shall not use, or permit the use of, all or any part of the Premises for any purpose that interferes with the use or enjoyment by other tenants of any portion of the Building or the Property, nor which, in Landlord's reasonable opinion, impairs, or might impair, the reputation of the Property. Tenant shall not use utility services in excess of amounts within the normal range of demand for general office use. Tenant shall not obstruct any of the Common Areas or any portion of the Property outside the Premises, and shall not place or permit any signs, curtains, blinds, shades, awnings, aerials or flagpoles, or the like, visible from outside the Premises which are not approved in writing by Landlord.

     5.2 Floor Load; Prevention of Vibration and Noise. Tenant shall not place a load upon the floor of the Premises exceeding the 100 pounds per square foot such floor was designed to carry, as determined by Landlord or its structural engineer. Partitions shall be considered as part of the load. Landlord may prescribe the weight and position of all safes, files and heavy equipment that Tenant desires to place in the Premises, so as properly to distribute their weight. Tenant's business machines and mechanical equipment shall be installed and maintained so as not to transmit noise or vibration to the Building or the Property structure or to any other space in the Building. Tenant shall be responsible for the cost of all structural engineering required to determine structural load and all acoustical engineering required to address any noise or vibration caused by Tenant.

6.   Services Furnished by Landlord.

     Landlord shall furnish services, utilities, facilities and supplies as shown on the Building Services list attached as Exhibit B. If Landlord furnishes any additional services at Tenant's request, such services shall be charged at reasonable rates established by Landlord, which shall be considered additional rent.

     6.1 Repairs and Maintenance. Landlord shall repair and maintain the Common Areas and structural portions of the Building and the basic plumbing, electrical, mechanical and heating, ventilating, and air-conditioning systems therein, including the roof and windows, consistent with similar properties in the Washington, D.C. metropolitan area. Landlord shall use reasonable efforts to remove any accumulated snow, ice, refuse and unlawful obstructions.

     6.2 Quiet Enjoyment. Upon Tenant's paying the rent and performing its other obligations, Landlord shall permit Tenant to peacefully and quietly hold and enjoy Premises, subject to the provisions hereof.

     6.3 Insurance. Landlord shall insure the Property, including the Building at replacement cost (exclusive of foundation and excavation costs) against damage by fire and standard extended coverage perils, and shall carry public liability insurance, all in such reasonable amounts with such reasonable deductibles as would be carried by a prudent owner of a similar building in the area. Landlord may carry any other forms of insurance as it or its mortgagee may deem advisable. Tenant shall have no right to any proceeds from such policies. Landlord shall not carry any insurance on any of Tenant's property, and shall not be obligated to repair or replace any of it.

     6.4 Changes by Landlord. Landlord may at any time make any changes, additions, improvements, repairs or replacements to the Property, including the Common Areas, that it considers desirable. In so doing, Landlord may use or temporarily close any of the Common Areas, or permanently change their configuration. Landlord shall use reasonable efforts to minimize interference with Tenant's normal activities. If these changes impact Tenant's business, Landlord must obtain Tenant's approval, such approval not to be unreasonably withheld. Landlord may also discontinue any facilities or services provided as part of the Common Areas or as common facilities if such areas or facilities are not described in Building Services in Exhibit B.

     6.5 Access to Premises; Utility Suspension. Landlord shall have reasonable access to the Premises to inspect Tenant's performance hereunder and--subject to reasonable advance notice--(except in an emergency situation) to perform any acts required of or permitted to Landlord herein, and may temporarily stop any service or utility system in conjunction therewith. Landlord shall use reasonable efforts to minimize interference with Tenant's normal activities, but no such interference shall constitute constructive eviction or give rise to any abatement of rent or liability of Landlord to Tenant.

     6.6 Failure to Provide Services and Repairs. Landlord shall not be liable for any failure to perform any act or provide any service required hereunder unless Tenant shall have given Landlord written notice of such failure, and it is in Landlord's reasonable control to cure such failure, and such failure continues for at least thirty days thereafter. Notwithstanding the foregoing, if any such failure is caused by factors beyond Landlord's reasonable control, then Landlord shall not be liable to Tenant in any event, and such failure shall not constitute constructive eviction or give rise to any rental abatement or reduction. Tenant hereby waives any right to make repairs or provide maintenance at Landlord's expense under any law or ordinance. If all or a material portion of the Premises remain untenantable for reasons other than force majeure for a continuous and uninterrupted period of more than ten (10) business days, rent shall abate during the period of untenantability.

7.   ALTERATIONS.

     7.1 Landlord's Construction Allowance. The Premises shall be provided to Tenant in its "as-is" condition. Landlord shall provide Tenant with a construction allowance equal to Seventeen Dollars and Fifty Cents ($17.50) per rentable square foot of Office Space on Floors 1-3 (16,376 rentable square feet), or a total of Two Hundred Eighty-Six Thousand, Five Hundred Eighty Dollars ($286,580). Ten Dollars ($10.00) per rentable square foot, or a total of One Hundred Sixty-Three Thousand, Seven Hundred Sixty Dollars ($163,760) shall be applied towards the cost of modular furniture which shall be considered as additional collateral during the Term of the Lease (See Section 4.3). All architectural/engineering services, permits, and construction management fees shall be a part of the Construction Allowance. Tenant has the right to retain its own general contractor and/or subcontractor subject to Section 7.2 below. In the event Landlord manages the construction, Landlord shall (i) receive a construction management fee equal to four percent (4%) of the construction costs and fees; and (ii) competitively bid the work to a minimum of two (2) general contractors. Tenant shall have the right to select at least one of the general contractors, which general contractor shall be reasonably acceptable to Landlord. Landlord and Tenant shall not unduly delay the design and construction process.

     7.2 Landlord's Consent. Tenant shall not make any alterations, additions, modifications or improvements to the Premises without the prior written consent of Landlord, which consent will not be unreasonably withheld, provided that such alterations, additions, modifications or improvements are not structural or involve building systems. If Tenant desires to make any such alterations, etc., plans for same shall first be submitted to and approved by Landlord, and same shall be done by Tenant, at its own expense, and Tenant agrees that all such work shall be done in a good and workmanlike manner (Landlord having the right to approve all contractors), that the structural integrity of the building shall not be impaired, that no liens shall attach to the Premises by reason therefor, and that Tenant will secure all necessary permits pertaining to the aforementioned alterations, etc. Tenant has no authority or power, express or implied, to create or cause to be created or to consent to any lien, charge or encumbrance of any kind against the Premises, the Building, or the Property. Tenant shall pay before delinquency all costs for work done or caused to be done by Tenant in the Premises which could result in any lien or encumbrance on Landlord's interest in the Building or any part thereof, shall keep the title to the building and every part thereof free and clear of any lien or encumbrance with respect to such work and shall indemnify and hold harmless Landlord against any claim, loss, cost, demand or legal or other expense, whether in respect of any lien or otherwise, arising out of the supply of material, services or labor for such work. Notwithstanding the foregoing, provided Tenant is not in default, Tenant shall not be responsible for the removal of any lien arising solely as a result of Landlord's failure to pay any amounts required to be paid by Landlord pursuant to Section 7.1. Tenant shall immediately notify Landlord of any such lien, claim of lien or other action of which it has knowledge and which affects the title to the building or any part thereof and shall cause the same to be removed within ten (10) days, failing which Landlord may take such action as Landlord deems necessary to remove the same and the cost thereof (including reasonable attorneys' fees) shall be immediately due and payable by Tenant to Landlord. All alterations, additions, improvements and fixtures (other than Tenant's Personal Property, provided the same are installed at no cost or expense to Landlord) which may be made or installed by either party upon the Premises shall be and remain the property of Landlord and shall remain upon and be surrendered with the Premises, unless Landlord requests their removal, in which event Tenant shall remove the same and restore the Premises to its original condition, taking into account normal wear and tear, at Tenant's sole cost and expense and Tenant-shall pay the entire cost of such removal to Landlord upon Tenant's receipt of Landlord's written demand therefor. If Tenant fails to remove such property and restore the Premises as aforesaid, Landlord may do so and Tenant shall pay the entire cost thereof to Landlord within ten
(10) days after Tenant's receipt of Landlord's written demand therefore.

     7.3 Code Compliance. Tenant shall be responsible for ensuring that the Premises meet all Americans with Disabilities Act of 1990 requirements, and all Fire/Life and Safety regulations. Landlord shall have no responsibility for such modifications, if any.

8.   HAZARDOUS SUBSTANCES AND ENVIRONMENTAL ISSUES.

     8.1 Hazardous Substances. Tenant (a) shall not use, process, release, discharge, generate, treat, store or dispose of any Hazardous Substances on the Premises, in the Building or on the

Property (other than substances necessary for the proper operation of business machines (e.g., photocopying machines and printers), and (b) shall prohibit its employees, licensees, subtenants and third party contractors from using, processing, releasing, discharging, generating, treating, storing or disposing of any Hazardous Substances on the Premises, in the Building or on the Property, in either case in quantities or concentrations or in a manner which would violate any applicable law, ordinance, rule or regulation or any insurance policy in force with respect to the Premises, the Building or the Property. In addition to any other obligation or liability that Tenant may have hereunder or under applicable law, if Tenant or any of Tenant's employees, licensees, subtenants or third party contractors uses, processes, releases, discharges, treats, generates, stores or disposes of any Hazardous Substance on the Premises, in the Building or on the Property in violation of the terms of this Lease or applicable law, then Tenant upon discovering same shall immediately remove such Hazardous Substance from the Premises, the Building, and the Property in accordance with the requirements of all governmental authorities having jurisdiction.

     8.2 Conservation and Environmental Policies and Programs. Tenant shall comply with all conservation and environmental protection programs and policies implemented by Landlord to comply with any mandatory or reasonable voluntary conservation or environmental protection program or policy promulgated by any governmental or quasi-governmental authority. Notwithstanding any provision in this Lease to the contrary, Landlord shall have no liability to Tenant and Tenant shall not be entitled to any rebate or offset against Rent if Landlord is unable to provide any of the services provided for in Article 6 because of Landlord's compliance with any such mandatory program or policy; provided, however, that such compliance does not render the Premises untenantable as set forth in Section 6.6.

9.   INSURANCE.

     9.1     Fire Insurance. Tenant agrees, in addition to the provisions of
Article 8, that it will not do anything that will cause Landlord's insurance against loss by fire or other hazards, as well as public liability insurance, to be canceled or that will prevent Landlord from procuring same in acceptable companies and at standard rates. Tenant will further do everything reasonably possible and consistent with the conduct of Tenant's business to obtain the lowest possible rates for insurance on the Premises. If, however, the cost to Landlord of obtaining insurance on the Premises (or the building in which the Premises are located) is increased due to the Tenant's occupancy thereof, Tenant agrees to pay, promptly upon demand, as additional rental, any such increase.

     9.2 Tenant's Insurance. During the Term, Tenant shall obtain and maintain in force at Tenant's sole cost and expense the following insurance:

     9.2.1 Casualty Insurance. Fire and Extended Coverage in the form of an "All Risk of Physical Loss" policy with extended coverage endorsement, including vandalism, malicious mischief, water damage, sprinkler damage, earthquake and flood coverage, and any other endorsement required by the holder of any fee or leasehold mortgage, in an amount equal to full replacement value, at the time of loss, of Tenant's personal property and trade fixtures located at the

Premises from time to time. Such amount shall provide for replacement cost and shall be subject to a deductible amount no greater than that reasonably acceptable to Landlord. Landlord agrees that a deductible amount of Ten Thousand Dollars ($10,000) is acceptable to Landlord. Notwithstanding the foregoing, Tenant shall not be required to carry earthquake or flood insurance unless any lender holding a mortgage or deed of trust on the Property requires earthquake or flood insurance or such insurance is generally being required by landlords leasing space in the Washington, D.C. metropolitan area.

     9.2.2 Liability Insurance. Comprehensive General Liability Insurance on an "occurrence" basis for the benefit of Landlord as an additional insured against claims for personal injury liability, including (without limitation) bodily injury, death or property damage liability with a limit of not less than Three Million Dollars ($3,000,000) in the event of "personal injury" to any number of persons or of damage to property arising out of any one "occurrence"; any such insurance may be furnished under an "umbrella" policy with Landlord's prior written consent, which shall not be unreasonably withheld. The policy shall insure performance by Tenant of the indemnity provisions of Section 9.5. The limits of that insurance shall not, however, limit the liability of Tenant under this Lease.

     9.2.3 Worker's Compensation. Worker's compensation insurance (including employees' liability insurance) in the amount covering all employees of Tenant employed at or performing services at the Premises, in order to provide the statutory benefits required by the laws of the District of Columbia.

     9.2.4 Business Interruption. Business interruption insurance, providing in the event of damage or destruction of the Premises an amount sufficient to sustain Tenant for a period of not less than one year for: (a) the net profit that would have been realized had the business continued; and (b) such fixed charges and expenses as must necessarily continue during a total or partial suspension of business to the extent to which they would have been incurred had no business interruption occurred, including, but not limited to, interest on indebtedness, charges under noncancellable contracts, charges for advertising, legal or other professional services, taxes and rents that may still continue, trade association dues, insurance premiums and depreciation.

     9.3 Insurance Policies and Insurers. All insurance policies required to be obtained and maintained by Tenant under this Lease shall be issued by insurance companies authorized to do business in the District of Columbia and with a rating of at least A+ in A.M. Best's Key Rating Guide and at least "X" in A.M. Best's Financial Rating Guide, shall be written as primary policies and not contributing with or excess of any coverage which Landlord may carry, shall provide that the policy may not be canceled or materially amended or the coverage thereunder reduced unless Landlord and each other party designated as an additional insured thereunder shall have received thirty (30) days prior written notice and shall contain a provision that Landlord and any other parties in interest shall be entitled to recover under those policies for any covered loss occasioned to them, notwithstanding any act or omission of Tenant or any other named insured. Tenant shall furnish to Landlord, prior to the commencement Date, and within thirty (30) days prior to the expiration of each such policy, a certificate of insurance issued by the insurance carrier of each policy of insurance carried by Tenant pursuant hereto, reflecting the coverages required by this Article 9, and a copy of each insurance policy. Landlord, its successors and assigns, and each nominee of Landlord holding any interest in the Premises shall be designated as an additional insured and as a 1088 payee, as applicable, under each policy of insurance (other than those for worker's compensation) maintained by Tenant pursuant to this Article 9. The premiums on any policy which Tenant is required to carry pursuant to this Article 9 shall be paid when due. Upon payment of such premiums, reasonable evidence of payment shall be provided to Landlord. Tenant shall immediately notify Landlord in the event that any of its insurance carriers cancel or modify any policy of insurance and shall also notify Landlord at least thirty (30) days prior to changing insurance carriers or the modification or cancellation of any policy; provided, however, that the notification hereinabove required shall not relieve Tenant of its obligation to maintain continuously in effect the types and amounts of insurance specified in this Article 9. If Tenant fails to provide evidence reasonably satisfactory to Landlord of Tenant's timely compliance with the requirements of this Article 9, Landlord shall have the right, after written notice to Tenant, to place any and all of the insurance coverages set forth above and Tenant agrees to reimburse Landlord, as Additional Rent, Landlord's cost of such coverages. From time to time, but in no event more frequently than once in any twelve month period, Landlord shall have the right to adjust the dollar limits of coverage set forth in this Article 9 to reflect increases, if any, in the Consumer Price Index.

9.4  WAIVER OF SUBROGATION.

     9.4.1 Release. Subject to the provisions of Subsection 9.4.2, Landlord and Tenant (on behalf of themselves and their respective agents, employees, third party contractors, subtenants, licensees, invitees and assignees) each release the other with respect to and agree that the other shall not be liable for any business interruption or any loss or damage to property or injury to or death of persons occurring on the Premises, in the Building, on the Property, or on adjoining property or in any manner arising out of or connected with Tenant's use of the Premises, whether or not caused by the negligence or other fault of Landlord or Tenant or any of their respective agents, employees, third party contractors, subtenants, licensees, invitees or assignees.

     9.4.2  Insurance Coverage. The release and waiver contained in Subsection
9.4.1 shall apply only to the extent that such business interruption, 1088 or damage to property, or injury to or death of persons is covered by insurance, regardless of whether such insurance is payable or protects the Landlord or Tenant or both. Nothing in this Section 9.4 shall be construed to impose any other or greater liability upon either the Landlord or Tenant then would have existed in absence of this Subsection.

     9.4.3 No Affect. The release and waiver contained in Subsection 9.4.1 shall be in effect only so long as the applicable insurance policies contain a clause to the effect that such release and waiver will not affect the right of the insured to recover under such policies. Such clauses shall be obtained by the parties in policies to be obtained by them whenever possible.

     9.5 Indemnity. Tenant shall indemnify, hold harmless and defend Landlord from and against any and all claims, demands, causes of action, 1088, liability, costs or expenses (including, without limitation, reasonable attorneys' fees and costs) arising out of, connected with or incidental to: Tenant's use and occupancy of the Premises or the business conducted by Tenant therein; any act or omission by Tenant or any of Tenant's agents, employees, third party contractors, subtenants, licensees, invitees or assignees; and any Default by Tenant under this Lease. Tenant's obligations under this Section 9.5 shall not apply to claims, demands, causes of action, 1088, liability, costs or expenses to the extent resulting from the gross negligence or intentional misconduct of Landlord's agents, employees or third party contractors.

10.  PERMITS - COMPLIANCE WITH LAWS.

     10.1 Permits. Tenant shall, at its own expense, promptly-obtain from the appropriate governmental authorities any and all permits, licenses and the like required to permit Tenant to occupy the Premises and conduct its business for the purposes herein stated. This requirement shall not relieve the Tenant of its liability for rent from the commencement date hereinabove set forth. Landlord will cooperate with reasonable requests of Tenant to obtain permits at Tenant's sole expense provided Landlord shall have no liability in such regard. Landlord shall not take any action which would impede Tenant's ability to obtain certificates of occupancy.

     10.2 Compliance with Laws. Tenant shall thereafter promptly comply with all statutes, laws, ordinances, orders, rules, regulations and requirements of the Federal, State and local governments and of the Board of Fire Underwriters applicable to Tenant's use of the Premises, for the correction, prevention and abatement of nuisances or violations in, upon or connected with the Premises during the term of this Lease.

11.  ASSIGNMENT AND SUBLETTING.

     Tenant agrees that it will not transfer, assign, sublet or encumber the Premises, in whole or in part, without Landlord's prior written consent, which will be based upon, among other factors, the credit-worthiness, use, and reputation of assignees or sublessees. Landlord agrees that its consent will not be unreasonably withheld, and if such consent is given, Tenant shall not be relieved from any liability under this Lease. Tenant further agrees that if it intends to assign or sublet the entire Premises, it will first notify Landlord in writing and Landlord shall have fifteen (15) days to notify Tenant that Landlord, at its option may accept a surrender of the Premises, in which event Landlord shall release Tenant from any further liability under this Lease. Any transfer, assignment, subletting or encumbrance without Landlord's prior written consent shall be void. If Landlord does not accept a surrender of the Premises, any rent that Tenant receives in excess of the Rent per Article 3 shall be split 50/50 between Landlord and Tenant.

12.  SUBORDINATION.

     Tenant accepts this Lease, and the tenancy created hereunder, subject and subordinate to any leases, mortgages, deeds of trust, leasehold mortgages or other security interests now or hereafter a lien upon or affecting the Building or the Property or any part thereof ("Lienholders"). Tenant shall, at any time hereafter, on reasonable request, execute any instruments, leases or other documents that may be required by any mortgage, mortgagee, deed of trust, trustee or underlying owner or Landlord hereunder to subordinate Tenant's interest hereunder to the lien of any such mortgage or mortgages, deed or deeds of trust or underlying lease, and the failure of Tenant to execute any such instruments, leases or documents shall constitute a default hereunder. Notwithstanding the foregoing, Landlord shall request that its Lienholders enter into a nondisturbance and subordination agreement in a form reasonably acceptable to Tenant and Lienholders within thirty (30) days of the date of this Lease.

13.  ATTORNMENT.

     Tenant agrees that upon any termination of Landlord's interest in the Premises, Tenant will, upon request, attorn to the person or organization then holding title to the reversion of the Premises (the "Successor'(S)) and to all subsequent Successors, and shall pay to the Successor all rents and other monies required to be paid by the Tenant hereunder and perform all of the other terms, covenants, conditions and obligations contained in this Lease, and Tenant will execute and deliver to Landlord (and Landlord's mortgagee), confirming same.

14.  PROPERTY LOSS OR DAMAGE.

     14.1 Landlord's Responsibility. Tenant hereby expressly agrees that Landlord shall not be responsible in any manner for any damage or injury to the person or property of Tenant or any other person or business directly or indirectly caused by (i) dampness or water, whether due to a break or leak in any part of the roof, heating, or plumbing within the Premises, or in the building in which the Premises are located; (ii) theft; (iii) fire or other casualty; (iv) any other cause whatsoever, unless as a result of Landlord's gross negligence or intentional misconduct.

     14.2  Landlord's Liability for Damages. Subject to the provisions of
Section 14.1, Landlord shall not be liable for damage or injury to person or property of Tenant or of any other person or business unless notice in writing of any defect (i) which Landlord has under the terms of this Lease the duty to correct and (ii) which has caused such damage or injury, shall have been given in sufficient time before the occurrence of such damage or injury reasonably to have enabled Landlord to correct such defect, and even then only if such damage or injury is due to Landlord's gross negligence or intentional misconduct.

15.  TENANT'S FAILURE TO PERFORM.

     In the event that Tenant fails, after fifteen (15) days' written notice from Landlord, to do any act or make any payment or perform any term or covenant on Tenant's part required under this Lease or otherwise fails to comply herewith, Landlord may (at its option, but without being required to do so) immediately, or at any time thereafter and without notice, perform the same on the account that Tenant has failed to do so, and if Landlord makes any expenditures, or incurs any obligations for the payment of money in connection therewith, including, but not limited to, attorneys' fees in instituting prosecuting or defending any action or proceeding, such sums paid or obligations incurred, with interest at the rate of twelve percent (12%) per annum and costs, shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord within five (5) days of rendition of any bill or statement to Tenant therefor. All rights given to Landlord in this Article shall be in addition to any other right or remedy of Landlord herein contained or otherwise available.

16.  LANDLORD'S RIGHT TO SHOW PREMISES.

     Tenant agrees that Landlord may, within the last nine (9) months of the Lease term, display a "For Lease" or "For Sale" sign on the Premises and show prospects through the Premises at any reasonable time, with twenty-four (24) hours' prior notice to allow Tenant to arrange for escorted tours.

17.  SURRENDER AT END OF TERM.

     Except as otherwise provided, Tenant shall vacate the Premises at the expiration or other termination of this Lease and shall remove all goods and effects not belonging to Landlord and shall surrender possession of the Premises and all fixtures and systems thereof in good repair, reasonable wear, tear and damage by fire or other unavoidable casualty excepted. If Tenant shall fail to perform any of the foregoing obligations, Landlord is hereby expressly authorized to do 80 on Tenant's behalf and at Tenant's sole cost and expense, and Landlord may sell such articles on the Premises as Landlord in its sole discretion deems saleable, and may dispose of others in any manner which it chooses. Tenant shall pay and be liable for any and all costs and expenses incurred by Landlord hereunder. The proceeds of any such sale shall be applied toward the expenses thus incurred and Tenant will receive net proceeds if any and agrees to pay any remaining balance promptly.

18.  HOLDING OVER.

     If Tenant shall not immediately surrender possession of the Premises at the termination of this Lease, Tenant shall become a month-to-month Tenant, at twice the Basic Monthly Rental and Tenant's share of Landlord cost's just prior to termination of this Lease, said rental to be payable in advance. Notwithstanding the foregoing, the Landlord shall continue to be entitled to re-take possession of the Premises immediately upon the expiration of the term hereof, and the Tenant hereby agrees that all of the obligations of the Tenant and all rights of the Landlord applicable during the term of this Lease shall be equally applicable during such period of subsequent occupancy, whether or not a month-to-month tenancy shall have been created as aforesaid. Tenant further agrees that it shall be liable for any reasonable damages suffered by Landlord by reason of Tenant's failure to immediately surrender the Premises.

19.  DESTRUCTION - FIRE OR OTHER CASUALTY.

     In case of partial damage to the Premises by fire or other casualty, insured against by Landlord, Tenant shall give immediate notice thereof to Landlord, and Landlord, to the extent that insurance proceeds respecting such damage are subject to and, in fact, are under the control and use of Landlord, shall thereupon cause such damage to all property owned by Landlord to be repaired with reasonable speed at the expense of Landlord, due allowance being made for reasonable delay which may arise by reason of adjustment of loss under insurance policies on the part of Landlord and/or Tenant, and for reasonable delay on account of "labor troubles" or any other cause beyond Landlord's control, and, to the extent that the Premises are rendered actually untenantable by such damage, the rent shall proportionately abate, unless Tenant cannot materially conduct business, in which case the Premises shall be deemed untenantable. In the event (a) the damage shall be so extensive to the whole Building as to render it uneconomical, in Landlord's opinion, to restore for the use of Tenant, as specified in Article 5 hereof, or Landlord shall decide not to repair or rebuild the Building, then Landlord may elect to terminate this Lease upon written notice to Tenant and this Lease shall expire by lapse of time upon the third day after such notice is mailed, or (b) damage shall be so extensive that the entire Premises shall be rendered actually untenantable and Landlord shall not have caused the Premises to be restored within 180 days following the occurrence of such damage (the "Restoration Period"), then, provided such damage was not caused by the gross negligence or intentional act or omission of Tenant or Tenant's servants, employees, agents, licensees, invitees or visitors, Tenant may elect to terminate this Lease by written notice to Landlord received by Landlord within the thirty (30) day period following the expiration of the Restoration Period, and this Lease shall expire by lapse of time upon the third day after such notice is timely received by Landlord. Tenant shall thereupon vacate the Premises and surrender the same to Landlord, but such termination shall not release Tenant from any liability to Landlord arising from such damage or from any breach of the obligations imposed on Tenant hereunder.

20.  EMINENT DOMAIN.

     If the entire Premises shall be substantially taken (either temporarily or permanently) for public purposes, or in the event Landlord shall convey or lease the property to any public authority in settlement of a threat or condemnation or taking, the rent shall be adjusted to the date of such taking or leasing or conveyance, and this Lease shall thereupon terminate. If only a portion of the Premises shall be so taken, leased or condemned as a result of such partial taking, and Tenant is reasonably able to use the remainder of the Premises for the purposes intended hereunder, then this Lease shall not terminate, but, effective as of the date of such taking, leasing or condemnation, the rent hereunder shall be abated in any amount thereof proportionate to the area of the Premises so taken, leased or condemned. If, following such partial taking, Tenant shall not be reasonably able to use the remainder of the Premises for the purposes intended hereunder, then this Lease shall terminate as if the entire Premises had been taken, leased or condemned. In the event of a taking, lease or condemnation as described in this Article, whether or not there is a termination hereunder, Tenant shall have no claim against Landlord other than an adjustment of rent, to the date of taking lease or condemnation, and Tenant shall not be entitled to any portion of any amount that may be awarded as damages or paid as a result or in settlement of such proceedings or threat.

21.  DEFAULTS - REMEDIES.

     21.1 Tenant Defaults. The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Tenant:

     21.1.1 Vacating. The vacating or abandonment of the Premises by Tenant for more than sixty (60) days.

     21.1.2 Payment. The failure by Tenant to make any payment of rent or any other payment required to be made by Tenant hereunder, as and when due, following written notice by Landlord, provided Landlord shall only be required to provide notice once every twelve months.

     21.1.3 Performance. The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant other than described in Subsection 21.1.2 hereinabove, where such failure shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of the Tenant default cannot be cured in such 10 day period if Tenant commences such cure within said ten (10) day period and thereafter, diligently prosecutes such cure to completion, provided that in any event, such default must be cured with sixty
(60) days of notice.

     21.1.4 Assignment. The making by Tenant of any general assignment or general arrangement for the benefit of creditors, filing by or against Tenant of petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days), the appointment of a Trustee or receiver to take possession of substantially all of the Tenant's assets located in the Premises or the Tenant's interest in this Lease where possession is not restored to Tenant within thirty (30) days or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days.

     21.1.5 Execution or Attachment. Tenant's-interest in this Lease is taken in execution or in attachment or a writ of execution is issued against Tenant.

     21.1.6 Non-Payment of Debts. Tenant or any guarantor of Tenant's obligations under this Lease generally does not pay its debts as they become due unless such debts are the subject of a bona fide dispute or admits in writing its inability to pay its debts.

     21.2 Remedies. Upon the occurrence of an event of Default and at any time thereafter, in addition to any other rights and remedies Landlord may have under this Lease or at law or in equity, whether or not Tenant abandons the Premises, Landlord shall have the option, in its sole discretion, to do any one or more of the following:

     21.2.2 Reletting of Premises. Whether or not this Lease or Tenant's right of possession is terminated following such event of Default, Landlord may relet the Premises or any part thereof, alone or together with other premises, for such term or terms (which may be greater or less than the period which otherwise would have constituted the balance of the Term) and on such terms and conditions (which may include concessions of free rent and alterations of the Premises) as Landlord, in its sole discretion, may determine, but Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished by reason of, any failure by Landlord to relet the Premises or any failure by Landlord to collect any rent due upon such reletting; provided, however, that notwithstanding the foregoing, in the event that Tenant presents one or more prospective tenants to Landlord, Landlord shall consider in good faith reletting the Premises or any portion thereof to any such prospective tenants, provided such tenants are, among other things, of the kind, type, reputation, creditworthiness and quality typically found in similar buildings.

     21.2.2 Damages. Whether or not this Lease or Tenant's right of possession is terminated following such event of Default, Tenant nevertheless shall remain liable for:

             (a) all Basic Monthly Rent and Additional- Rent (including, without limitation, all damages sustained by Landlord by reason of the event of Default) which have become due prior to such event of Default, and all costs, fees and expenses (including, without limitation, reasonable attorneys' fees, brokerage fees, and expenses incurred in placing the Premises in condition consistent with buildings of a similar quality in the Washington, D.C. metropolitan area), incurred by Landlord in pursuit of its remedies hereunder or in renting the Premises to others from time to time (all such Basic Monthly Rent, Additional Rent, damages, costs, fees and expenses are herein called "Termination Damages"); and

             (b) additional damages (herein called "Liquidated Damages", which,
                                                    ------------------
at the election of Landlord, shall be either:

                    (i) An amount equal to the Basic Monthly Rent and Additional Rent that would have become due during the remainder or the Term, less the amount of rental, if any, that Landlord receives during such period from others to whom the Premises is rented (other than any Additional Rent received by Landlord as a result of any failure of such other person to perform any of its obligations to Landlord), in which case such Liquidated Damages shall be computed and payable in monthly installments, in advance, on the first day of each calendar month following Tenant's Default and continuing until the date on which the Term would have expired but for Tenant's Default. Separate suits or actions may be brought to collect any such Liquidated Damages for any month or months, and such separate suits or action shall not in any manner prejudice the right of Landlord to collect any Liquidated Damages for any subsequent month or months by similar proceedings, or Landlord may defer any suits or actions until after the expiration of the Term; or

                    (ii) The amount determined by subtracting (A) the present value (as of the date of Tenant's default) of the fair rental value of the Premises for the remainder of the Term (in determining such fair rental value, the Basic Monthly Rent and operating cost charges then being paid by tenants for comparable space in comparable buildings in equally desirable locations in the Washington, D.C. Metropolitan area shall be considered), from (B) the present value (as of the date of the Tenant's default) of all Basic Monthly Rent and Additional Rent that would have become due during the remainder of the Term (with such present values being determined using a discount rate of eight percent (8%) per annum), which Liquidated Damages shall be payable to Landlord in one lump sum on demand. For this purpose, Additional Rent shall be calculated on the basis that Tenant's Proportionate Share of increases in Operating Costs would increase at the rate such expenses have generally increased in Washington, D.C. metropolitan area for comparable buildings during the preceding five (5) years, as reasonably determined by Landlord.

     21.2.3 Possession of Premises. Whether or not this Lease is terminated by reason of Tenant's Default, Landlord may immediately or at any time after the occurrence of an event of Default reenter and take possession of the Premises, either by summary dispossess proceedings, an action for ejectment or by any other suitable action or proceeding at law or in equity, and the provisions of this Article 21 shall operate as a notice to quit. Tenant hereby expressly waives the right to receive any other notice to quit or of Landlord's intention to reenter the Premises.

     21.2.4 Cumulative Remedies. Each right and remedy of Landlord provided for in this Lease and each right or remedy now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative. The exercise or beginning the exercise of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise of any or all other rights or remedies provided for in this Lease or now or hereafter existing at or in equity or by statute or otherwise.

     21.2.5 Eviction of Tenant. Tenant hereby expressly waives any and all right of redemption granted by or under any present or future law if Tenant is evicted or dispossessed for any cause or if Landlord obtains possession of the Premises by reason of the violation by Tenant of any of the covenants or conditions of this Lease or otherwise. In addition, Tenant hereby expressly waives any and all rights to bring any action whatsoever against any tenant taking possession after Tenant has been dispossessed or evicted hereunder or to make any such tenant a party to any action brought by Tenant against Landlord.

     21.3 Landlord Default. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event, sooner than ten (10) days after written notice by Tenant to Landlord specifying wherein Landlord has failed to perform such obligations; provided, however, that if the nature of the Landlord's obligation is such that more than ten (10) days is required for performance, then Landlord shall not be in default if Landlord commences performance within such ten (10) days and thereafter diligently prosecutes the same to completion.

     21.4 Agent's Authority. While BERNSTEIN MANAGEMENT CORPORATION shall be collecting the rentals due from the Tenant, it is hereby authorized by the Landlord to expend such sums as may be reasonably necessary in connection with the enforcement of payment of rental and the securing or possession of the Premises in case of Tenant's default and to reimburse itself from said rentals to the extent that may be available therefore. The Landlord agrees to pay BERNSTEIN MANAGEMENT CORPORATION any of such expenses not 80 reimbursed promptly upon demand.

22.  SEVERAL LIABILITY.

     If the Tenant shall be one or more individuals, corporations or other entities, whether or not operating as a partnership or joint venture, then each such individual corporation, entity, joint venture or partner shall be deemed to be both jointly and severely liable for the payment of the entire rent and other payments specified herein and all other duties and obligations hereunder.

23.  ACCEPTANCE OF PREMISES.

     Tenant's occupancy of the Premises shall constitute acceptance thereof as complying with all requirements of Tenant and Landlord with respect to the condition, order and repair thereof.

24.  ESTOPPEL CERTIFICATES.

     Tenant agrees at any time and from time to time upon not less than five (5) days prior notice by Landlord to execute, acknowledge and deliver to Landlord and/or Landlord's lender or mortgagee a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications) and the dates to which the rent and other charges have been paid in advance, if any, and stating whether or not, to the best knowledge of the signer of such certificate, Landlord is in default in performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered hereunder may be relied upon by any third party to this Lease and such other matters as Landlord may reasonably request.

25.  NOTICES.

     All notices, demands and requests required under this Lease shall be in writing. All such notices shall be deemed to have been properly given if sent by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the Landlord at:

               Bernstein Management Corporation
               5301 Wisconsin Avenue, N.W., Suite 600
               Washington, D.C. 20015

and to the Tenant at: Premises. Either party may designate a change of address by written notice to the other party.

     Notices, demands and requests which shall be served by registered or certified mail in the manner aforesaid shall be deemed sufficiently served or given for all purposes hereunder at the time such notice, demand or request shall be mailed by United States registered or certified mail as aforesaid in any Post Office or Branch Post Office regularly maintained by the United States Government.

26.  SEPARABILITY.

     If any term or provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

27.  CAPTIONS.

     All headings in this Lease are intended for convenience of reference only and are not to be deemed or taken as a summary of the provisions to which they pertain or as construction thereof.

28.  SUCCESSORS AND ASSIGNS.

     The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant, and their respective heirs, distributees, executors, administrators, successors and, except as otherwise provided in this Lease, their assigns.

29.  GOVERNING LAW.

     This Lease was made in the District of Columbia and shall be governed by and construed in all respects in accordance with the laws of the District of Columbia.

30.  INCORPORATION OF PRIOR AGREEMENTS.

     This Lease contains all agreements of the parties with respect to any matters contained herein. No prior agreement or understanding pertaining to any such matter shall be affected. This Lease may be modified only in writing and signed by the parties in interest at the time of the modification.

31.  CUMULATIVE REMEDY.

     No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

32.  SIGNAGE.

     Tenant covenants and agrees that it shall not inscribe, affix, or otherwise display signs, advertisements or notices in, on, upon, or behind any windows or on any door, partition or other part of the interior or exterior of the Building or the Property without the prior written consent of the Landlord. If such consent is given by Landlord, the cost of same shall be charged to and be paid by Tenant, and Tenant agrees to pay same promptly and on demand. Any signs which have been placed without approval may be removed by Landlord at Tenant's expense.

33.  RENEWAL OPTIONS.

     Provided that this Lease is in full force and effect and provided that (a) where this Lease expressly requires that Landlord deliver written notice of a default, there exists no uncured default by Tenant for which written notice has been given, and (b) in all other circumstances, Tenant is not in default hereunder, the Tenant shall be entitled to renew this Lease for one (1) additional term (this is hereinafter referred to as "Renewal Term" of five (5) years, commencing on the date on which but for such renewal, the Term would have expired, and terminating on the fifth (5th) anniversary of such date which anniversary shall, if this Lease is so renewed, thereafter be the Termination Date for all purposes of the provisions of the Lease as applicable thereafter), by and only by giving to the Landlord express written notice of such renewal by not less than three hundred sixty (360) days before the date on which the Renewal Term is to commence (in which event the Term shall thereafter mean the Term as so extended). All terms and conditions of the Lease shall continue in full force and effect, except that: (1) upon commencement of the Renewal Term, this Article shall be inapplicable, and (2) the Basic Monthly Rent during the first year of the Renewal Term shall be the fair market rent for comparable space in the Georgetown market in Washington, D.C. as reasonably determined by Landlord.

34.  MISCELLANEOUS.

     34.1 Gender. As used in this Lease, and where the context requires: (a) the masculine shall be deemed to include the feminine and neuter and vice versa; and (b) the singular shall be deemed to include the plural and vice versa.

     34.2 Waiver of Jury Trial. Landlord and Tenant do hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, and/or any claim of injury or damage, and any emergency statutory or any other statutory remedy.

     34.3 Attachments to Building. Tenant covenants and agrees that it shall not attach or place awnings, antennas or other projections to the outside walls or any exterior portion of the Building or the Property. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with any window or door of the Premises without the prior written consent of the Landlord.

     34.4 Storage Outside Premises. Tenant further covenants and agrees that it shall not pile or place or permit to be placed any goods on the sidewalks or parking lots in the front, rear or sides of the Building or the Property, or to block said sidewalks, parking lots and loading areas and not to do anything that directly or indirectly will take away any of the rights of ingress or egress or of light from any other tenant of the Landlord.

     34.5 Rules and Regulations. Tenant shall abide by and observe, and Landlord shall not arbitrarily enforce, the rules and regulations promulgated by Landlord for the operation and maintenance of the Building and the Property and such changes thereto and such additional reasonable rules and regulations that Landlord promulgates from time to time during the Term, so long as such changes or additional rules and regulations are not inconsistent with this Lease, do not restrict the use of the Premises by Tenant for the uses permitted by Article 5 and reasonable notice of the changes or additions is given to Tenant. Such rules and regulations, together with any such changes and additions, are called the "Rules and Regulations' in this Lease. The Rules and Regulations in effect on the date of this Lease are set forth on EXHIBIT C.

     34.6 Liability of Landlord. Except for insurance proceeds which Tenant may be entitled to under this Lease, Tenant agrees to look solely to Landlord's interest in the Property for the satisfaction of any right or remedy of Tenant for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any liability by Landlord. Except as provided above, no other property or assets of Landlord shall be subject to levy, execution, attachment, or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder, or Tenant' 8 use and occupancy of the Premises, or any other liability of Landlord to Tenant. In no event shall any partner, shareholder, director, officer, employee or agent of Landlord incur any personal liability under this Lease and no such liability shall be sought, obtained or enforced.

     34.7 Time of Essence. Time is of the essence of this Lease and each and every provision hereof.

     34.8 Waivers. No failure by Landlord to insist upon the strict performance of or compliance with any covenant or condition of this Lease or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial Rent during the continuance of any such breach, regardless of any notation to the contrary accompanying such payment, shall constitute a waiver of any such breach or of such covenant or condition. No covenant or condition of this Lease to be performed or complied with by either party, and no breach thereof, shall be waived, altered or modified except by written instrument executed by the other party and specifically consenting to the particular waiver, alteration or modification. No waiver of any breach shall affect or alter this Lease, but each and every covenant and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach thereof. Neither reentry by Landlord in accordance with the provisions of this Lease nor acceptance by Landlord of keys from Tenant shall be considered an acceptance of a surrender of this Lease and neither of those events shall relieve Tenant of Tenant's obligations to pay Rent and to perform and comply with all of the other covenants and conditions of this Lease to be performed or complied with by Tenant.

     34.9 Attorneys' Fees. If legal action is brought in a court of competent jurisdiction by either party hereto arising out of or concerning this Lease or the rights of any party hereto, the prevailing party in said action shall be awarded reasonable attorneys' fees and court costs from the non-prevailing party.

     34.10 Parking. Tenant, Tenant's servants, its agent's invitees, employees and licensees shall not park or store on, or otherwise utilize any parking or loading areas on the Property, except as provided in writing by Landlord.

     34.11 Waiver of Notice. Tenant waives statutory notice to quit prior to commencement of an action for summary possession for non-payment of rent.

     IN WITNESS WHEREOF, Landlord and Tenant have respectively signed and sealed this Lease as of the day and year first above written.

WITNESS OR ATTEST:                           LANDLORD:

                                             COLUMBIA REALTY VENTURE

/s/                                              /s/
_________________________                    BY: _________________________


                                             TENANT:

                                             NATIONAL CAPITAL RECIPROCAL
                                             INSURANCE COMPANY, INC.


/s/ Jeffrey B. Marsh                         BY: /s/ R. Ray Pate, Jr.
-------------------------                        -------------------------


Agency Acceptance:

     BERNSTEIN MANAGEMENT CORPORATION, AGENT in the above-captioned Lease, hereby agrees to act as Agent as set forth in the Lease Agreement.

                                             BERNSTEIN MANAGEMENT CORPORATION

/s/                                              /s/
_________________________                    BY: _________________________(SEAL)

                               LIST OF EXHIBITS
                               ----------------

Exhibit A:     Space Plan
Exhibit A-1:   Description of Property
Exhibit B:     Building Services
Exhibit C:     Rules and Regulations